Exhibit 11

CONSENT OF INDEPENDENT AUDITOR

We hereby consent to incorporate our audit report dated April 28, 2023, with Compound Real Estate Bonds, Inc (“CBI”) SEC Form 1-K filing, pursuant to Rule 257(b)(1) of Regulation A (§§ 230.251- 230.263). Our report is on the consolidated financial statements of CBI for the year ended December 31, 2022, and for the period from inception (November 2, 2021) to December 31, 2021.

Very truly yours,

Integritat Audit, Accounting & Advisory, LLC

Boca Raton, FL USA

January 12, 2024